                                                   Exhibit 10.04
                                                   -------------

                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                   -----------------------------------------

     THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT ("Agreement"), by and between ICON Holdings Corp., a corporation organized and existing under the laws of the State of Delaware (the "Company"), and Beaufort J. B. Clarke (the "Employee"), is entered into as of October 29, 1997.

                 ----------------------------------------------

     Pursuant to a certain Stock Purchase Agreement between the Company and Peter D. Beekman, Cortes E. DeRussy and Charles Duggan dated as of August 20, 1996 (the "Purchase Agreement"), the stock of the Company has been sold to the Company and, in order to obtain the Employee's services following the closing of the Purchase Agreement, the Company's principal subsidiary, ICON Capital Corp. ("Capital") and Employee entered into a certain Employment Agreement dated as of August 20, 1996 (the "Effective Date") (the "Original Employment Agreement"); and

     The Original Employment Agreement was amended pursuant to Amendment No. 1 to Employment Agreement dated as of April 1, 1997 ("Amendment No. 1") and by Amendment No. 2 to Employment Agreement dated as of October __, 1997 (the "Amendment Date") ("Amendment No. 2" and, together with the Original Employment Agreement and Amendment No. 1, the "Employment Agreement"), and the parties wish to amend and restate the Employment Agreement in its entirety, upon all of the terms and conditions set forth hereinbelow.

                 ----------------------------------------------

          1.  Employment Period.  The terms and conditions of this Agreement
              -----------------
remain in effect for a term expiring December 31, 2002 (the "Initial Period"), unless terminated prior thereto in accordance with Section 3 of the Agreement or further extended by mutual agreement of the Company and Employee (the "Employment Period").

          2.  Terms of Employment.
              -------------------

          (a)  Position and Duties.
               -------------------

               (i) Commencing on the Effective Date and for the remainder of the Employment Period, the Employee shall be engaged as the Chief Executive Officer and President of the Company with an office in the New York metropolitan area (or such other location as the Company and Employee may agree), reporting to the Board of Directors of the Company and shall have such duties, responsibilities and authority as shall be consistent therewith and as the Board of Directors of the Company shall from time to time determine; and

               (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Employee is entitled, the Employee shall devote full business time to the business and affairs of the Company, except as noted in

          Section 2(b)(xi) and use all reasonable efforts to perform faithfully and efficiently such duties, responsibilities and authority.

          (b)  Compensation.
               -------------

               (i)   Base Salary. Effective as of the Amendment Date and for the
                     -----------
          period through December 31, 1998, the Employee shall receive a base salary ("Base Salary") at a rate of $275,000 per year, subject to automatic annual increases commencing January 1, 1999 during the Employment Period of 7.5% per year, to be paid in accordance with the Company's payroll policies. Employee shall also be entitled to retain, without reimbursement, all bonus payments previously paid to Employee as advance draws against such bonus as of the Amendment Date.

               (ii)  Annual Bonus.  In addition to Base Salary, the Employee
                     ------------
          shall receive, with respect to each fiscal year ending during the Employment Period commencing with the 1998 fiscal year, an annual incentive bonus ("Annual Bonus"), in accordance with the Company's Executive Bonus Plan which has been adopted by the Board of Directors as of October 29, 1997 and attached hereto as Exhibit A, as the same may be amended or modified from time to time (the "Executive Bonus Plan"). As determined by the Chairman of the Board and approved by the Board of Directors, the Employee shall receive not less than twenty-five percent (25%), nor more than thirty-three percent (33%), of the funds pooled under the Executive Bonus Plan for each fiscal year. The Annual Bonus shall be paid promptly, but in no event more than thirty
          (30) days, after the Company's receipt of the audited financial statements of the Company for the subject fiscal year. Commencing December 1, 1997, the Employee shall be entitled to an advance draw against his Annual Bonus in an amount equal to 50% of the anticipated amount of such Annual Bonus, to be payable in semi-monthly installments.

               (iii) Incentive, Savings and Retirement Plans.  During the
                     ---------------------------------------
          Employment Period, the Employee shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs, if any, applicable generally to other employees of the Company.


               (iv)  Welfare Benefit Plans.  During the Employment Period, the
                     ---------------------
          Employee and/or the Employee's family, as the case may be, shall be eligible for participation in and shall receive all benefits currently entitled to under the Company's welfare benefit plans, practice, policies and programs provided by the Company (including, without limitation, medical, major medical, hospital, prescription, dental, short-term and long-term disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs, if any).

               (v)   Expenses.  During the Employment Period, the Employee shall
                     --------
          be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Employee in the performance of his duties hereunder, and until such time as Employee is provided an apartment in New York City by the Company, Employee shall be reimbursed for all reasonable living expenses incurred in New York City.

               (vi)  Vacation.  The Employee shall be entitled to at least
                     --------
          four weeks annual paid vacation during the Employment Period. Unused vacation shall be carried forward without limitation.


               (vii) Payment Schedule.  Base Salary shall be paid in accordance
                     ----------------
          with the regular payroll policies of the Company as determined by the Board of Directors from time to time but in no event less frequently than monthly.

               (viii) Automobile.  The Employee will be entitled to an
                      ----------
          automobile to be selected by Employee and which will be leased and paid for by the Company (including insurance, any taxes, maintenance and normal operating costs, including all fuel costs and a parking space in New York City which parking space expense shall not exceed $6,000 plus tax per year) and provided to the Employee during the Employment Period. Without limiting the generality of the foregoing, the Company shall pay all Employee's current Company automobile costs and expenses under any existing lease.

               (ix)  Living Space.  During the Employment Period, the Company
                     ------------
          agrees to make available to Employee a living space in New York City for Employee's convenience and the Company shall enter into a lease for such living space.

               (x)   Health and Social Clubs.  During the Employment Period,
                     -----------------------
          Employee shall be reimbursed for costs and expenses for and related to Employee's membership in a health club in New York, which costs and expenses shall not exceed $5,000.00 per year plus initiation expense. The Employee shall also be entitled to reimbursement of or payment by the Company of Employee's actual dues, costs and expenses of membership in a social club, plus initiation expense.

               (xi)  Industry Participation and Other Business Affairs.  The
                     -------------------------------------------------
          Employee shall be encouraged to actively participate in ELA membership including reasonable attendance at annual meetings and other important events at the Company's expense. The Employee shall devote whatever reasonable time may be required to participate in any other business in which Warrenton Capital Partners L.L.C. and/or Summit Asset Holding L.L.C., or their successors, are directly or indirectly shareholders.

               (xii) Stock Options.  On or before March 31, 1998, the Company
                     -------------
          shall establish an incentive stock option plan to be known as the 1997 Stock Option Plan and shall upon consummation of the Company's planned initial public offering grant to the Employee options to acquire thereunder 1.75% of the shares of the outstanding Common Stock at the IPO price. Such options are expected to vest 33% each on the first three anniversaries of the grant date and to expire on the tenth anniversary of the date of grant.

          3.  Termination of Employment.
              -------------------------

          (a)  Death or Disability.  The Employee's employment shall terminate
               -------------------
     automatically upon the Employee's death during the Employment Period. If the Company determines in good faith that the Disability (as defined below) of the Employee has occurred during the Employment Period, it may give to the Employee written notice in accordance with this Agreement of its intention to terminate the Employee's employment. In such event, the Employee's employment with the Company shall terminate effective on the 60th day after receipt of such notice by the Employee (the "Disability Effective Date"), provided that, within the 60 days after such receipt, the Employee shall not have returned to full-time performance of the Employee's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Employee from the Employee's duties with the Company on a full-time basis for 90 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers; provided, that the Employee shall be entitled, during the aforesaid 60 day period, to challenge any determination of Disability by such a physician, and in the event of such a challenge, the final decision shall be made by a physician selected by the Company's physician and the Employee's physician.

          (b)  Cause.  The Company may terminate the Employee's employment
               -----
     during the Employment Period for Cause. "Cause" for the purposes of this Agreement shall mean (i) fraud or embezzlement involving assets of the Company, its customers, suppliers or affiliates; (ii) Employee's conviction of a criminal felony offense; (iii) the willful material breach or habitual neglect of Employee's obligations under this Agreement or Employee's duties as an employee of the Company; or (iv) Employee's willful failure to follow lawful material directives of the Board of Directors. The existence of Cause for termination of Employee's employment by the Company shall be subject, upon the written election by Employee or the Company, to binding arbitration as provided in Section 9 hereof. The cost of arbitration, exclusive of the cost of each party's legal representation (which, except as hereinafter otherwise provided, shall be borne by the party incurring the expense), shall be borne by the instigating party; provided, however, that the arbitrators' award may require either party to reimburse the other for the reasonable cost of legal representation in the arbitration proceedings.

          (c)  By Employee.  Employee may terminate this Agreement at any time
               -----------
     during the Employment Period if the Company fails to pay the Employee any amount due hereunder within five days after such payment is due or the Company fails to perform any of its material obligations hereunder ("Employee Termination");


          (d)  Notice of Termination.  Any termination by the Company for Cause
               ---------------------
     or any Employee Termination shall be communicated by Notice of Termination to the other party hereto given in accordance with this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The failure by the Employee or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Cause or establishing the right to an Employee Termination shall not waive any right of the Employee or the Company hereunder or preclude the Employee or the Company from asserting such fact or circumstance in enforcing the Employee's or the Company's rights hereunder.

          (e)  Date of Termination.  "Date of Termination" means (i) if the
               -------------------
     Employee's employment is terminated by the Company for Cause or pursuant to an Employee Termination, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Employee's employment is terminated by reason of death or Disability, the date of death of the Employee or the Disability Effective Date, as the case may be.

          (f)  Right to Cure.  Notwithstanding any provision herein to the
               -------------
     contrary, the Company or Employee, as applicable, shall have a right to cure the matters giving rise to an Employee Termination or for Cause termination, respectively, for a period of 30 days commencing upon the receipt of the Notice of Termination. If the Company or Employee successfully cures such matters within such thirty day period, the termination of this Agreement or any provision hereof noticed in such Notice of Termination shall be void and ineffective.

          4.   Obligations of the Company Upon Termination.
               -------------------------------------------

          (a)  Severance Payments Upon Resignation or Termination Other Than
               -------------------------------------------------------------
     for Cause, Death or Disability.
     ------------------------------

               (i)  Termination Without Cause after Change in Control:  If
                    -------------------------------------------------
          there occurs a change in control of the Company at any time, and Employee's employment as Chief Executive Officer is terminated (i) by the Company for any reason other than Cause or (ii) by Employee after a reduction in either responsibilities or pay or change in location unacceptable to Employee, Employee will receive the following:

                    (A) Full immediate vesting of any issued, unvested stock options,

                    (B) Full payment of any accrued, unpaid Base Salary, Annual Bonus and benefit payments,

                    (C) A sum equal to three years of his highest to date annual Base Salary,

                    (D) A sum equal to three times his highest to date Annual Bonus,

                    (E) Three years of full benefits continuation, including health, disability and life insurance, and full Company contributions to any qualified and non-qualified retirement and pension plans or the then current value of same in cash if the terms of such plans preclude such participation, but only to the extent that similar benefits are not received by the Employee from a new employer during such three year period,

                    (F) If such termination occurs on or after January 1, 2000, a $500,000 cash payment,

                    (G) In the event that Employee's employment is terminated pursuant to this item 4(a)(i) and the excise tax imposed by
               Section 4999 of the Internal Revenue Service Code (the "Code") (or any successor penalty or excise tax subsequently imposed by law) applies to any payments under this item 4(a)(i), an additional amount shall be paid by the Company to Employee such that the aggregate after-tax amount that Employee shall receive under this subsection 4(a)(i), shall have a present value equal to the aggregate after-tax amount that Employee would have received and retained had such excise tax not applied to you. For this purpose, Employee shall be assumed to be subject to tax in each year relevant to the computation at the then maximum applicable combined Federal and New York income tax rate, and the determination of the present value of payments to Employee shall be made consistent with the principles of Section 280G of the Code, and

                    (H) An office and secretarial support for a period equal to the remaining term of this Agreement selected by Employee and to be paid for by the Company.

               (ii)  Termination Without Cause Absent Change in Control:  If
                     --------------------------------------------------
          Employee's employment as Chief Executive Officer is terminated by the Company (other than for Cause) or by Employee after a reduction in either responsibilities or pay or change in location unacceptable to Employee, absent a change in control of the Company, Employee will receive all of the payments and other benefits listed in subsection 4(a)(i) above, except those listed in paragraph 4(a)(i)(G).

               (iii) Resignation by Employee:  If during the Employment Period
                     -----------------------
          Employee resigns in the absence of a reduction in either responsibilities or pay or change in location, Employee will be entitled to receive the following:

                    (A) Full payment of any accrued, unpaid Base Salary, Annual Bonus or benefit payments,

                    (B) A sum equal to eighteen (18) months of his highest to date annual Base Salary,

                    (C) A sum equal to one and one-half (1 1/2) times his highest to date Annual Bonus, and

                    (D) Eighteen (18) months of full benefits continuation, including health, disability and life insurance, and full Company contributions to any qualified and non-qualified retirement and pension plans or the then current value of same in cash if the terms of such plans preclude such participation, but only to the extent that similar benefits are not received by the Employee from a new employer during such three year period,

               (iv)  Expiration of Employment Agreement:  Upon the expiration
                     ----------------------------------
          of this Agreement (or successor agreement), Employee will be entitled to receive the same payments and other benefits to which he would have been entitled upon resignation as set out in subsection (iii) above.

          (b)  Death; Disability.  If the Employee's employment is terminated
               -----------------
     by reason of the Employee's death or Disability during the Employment Period, this Agreement shall terminate without further obligations to the Employee or the Employee's legal representatives, as the case may be, under this Agreement, other than for full payment of any deferred payments and of any accrued, unpaid Base Salary, Annual Bonus and benefit payments and retention of any fully vested stock options and other fully-vested benefits, if any.

          (c)  Termination For Cause:  If Employee's employment as Chief
               ---------------------
     Executive Officer is terminated for Cause, Employee will be entitled only to full payment of any accrued, unpaid Base Salary, Annual Bonus and benefit payments and retention of any fully vested stock options and other fully-vested benefits, if any.

          5.  Non-Competition.  During the Employment Period and, provided the
              ---------------
Company is not in default under this Agreement, for a period of three years following the expiration or termination of this Employment Agreement (other than a termination without Cause after a Change in Control), Employee shall not:

          (a) directly or indirectly, either individually or as a principal, partner, member, agent, employee, consultant, stockholder, joint venturer or investor, or as a director or officer of any corporation, entity, proprietorship or association, or in any other ownership, executive or management position, engage or assist in activities, or have an active interest, of an ownership, executive, management or consulting nature in a business in the business of marketing and selling income fund products that would compete with the equipment leasing investment fund products of the Company actually being marketed at the time of termination;

          (b) directly or indirectly, either individually or as a principal, partner, member, agent, employee, consultant, stockholder, joint venturer or investor, or as a director or officer of any corporation, entity, proprietorship or association, or in any other ownership, executive or management position whatsoever, (i) divert or attempt to divert from the Company any business with any customer or prospective customer with which Employee has any business contact or business association which was either under Employee's supervision or the identity of which was learned by Employee while employed by the Company, (ii) induce any salesman, vendor, broker, dealer, representative, agent, or other person transacting business with the Company to transact business for a business in competition with the Company at the time of termination, or (iii) induce or cause any employee of the Company to leave the employ of the Company other than in the course of the loyal discharge of his duties.

Notwithstanding the above, this Section 5 shall not prohibit the Employee from passively owning less than five percent (5%) of the shares of any corporation or entity that is publicly traded on a securities exchange or over-the-counter market.

          6.  Confidential Information.
              ------------------------

          (a) From the date hereof and at all times thereafter, the Employee shall not at any time or in any manner, directly or indirectly, knowingly disclose to any party, other than the Company or at the request of the Company, any trade secrets or Confidential Information (as defined below) of the Company while employed by the Company and for six (6) months after termination of employment. As used herein, Confidential Information shall mean information known to or obtained by Employee in the course of employment-related discussions with the Company prior to the Closing under the Purchase Agreement or thereafter as an employee of the Company and not generally known in the Company's industry and that relates in any way to the business of the Company at any time during the Employment Period, including without limitation any and all data bases, trade secrets, know-how, and other intellectual property obtained or developed during the Employment Period.

          (b) Employee acknowledges that during the course of his employment with the Company he may develop or otherwise acquire papers, files or other records involving or relating to trade secrets or Confidential Information. All such papers, files and other records shall be the exclusive property of the Company and shall, together with any and all copies thereof, be returned to the Company upon the termination of Employee's employment with the Company.

          7.  Specific Performance.  The Employee acknowledges that the
              --------------------
covenants of the Employee in Section 5 and Section 6 are special and that the Company will be irreparably harmed if the Employee's obligations thereunder are not specifically enforced and that the Company would not have an adequate remedy at law in the event of a violation or threatened violation thereof. Therefore, the Employee agrees that the Company shall be entitled to such an injunction or a remedy of specific performance for any actual or threatened violations or breach by the Employee without necessity of the Company showing actual damages or that monetary damages would not afford an adequate remedy. Employee shall have no personal monetary liability arising out of or in connection with this Agreement, except to the extent the Company suffers injury on account of the Employee's willful and intentional actions resulting in or intended to result in injury to the Company and only to the extent such willful and intentional actions result in personal gain to the Employee.

          8.  Successors and Termination.  This Agreement is personal to the
              --------------------------
Employee and without the prior written consent of the Company shall not be assignable by the Employee otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Employee's legal representatives. This Agreement may not be assigned by the Company without the prior written consent of Employee.

          9.  Miscellaneous.
              -------------

          (a) The laws of the State of New York shall govern this Agreement and any interpretations or constructions thereof. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors, assigns and legal representatives, as the case may be.

          (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, or by overnight courier or by facsimile with confirmed transmission (with a hard copy mailed) addressed as follows:

          If to the Employee:
          ------------------

          Beaufort J. B. Clarke
          P.O. Box 88
          Middleburg, VA 20117

          If to the Company:
          -----------------

          ICON Holdings Corp.
          600 Mamaroneck Avenue
          Harrison, NY 10528
          Attention: President

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.



          (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

          (e) The Employee's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Employee or the Company may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

          (f) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all or which together shall be deemed to be one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any other counterpart.

          (g) The terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the words of any gender shall include each other gender where appropriate.

          (h) Any disputes, controversies, or claims arising between the parties hereto arising out of or relating to this Agreement, or any provision thereof, or the breach, termination or invalidity hereof, or the rights and obligations created hereunder by the parties hereto (collectively "Disputes"), shall be finally determined and settled by arbitration in accordance with the commercial rules of the American Arbitration Association ("AAA"), as such are in force at the time a demand for arbitration is made, as described below.



               (i) Any dispute, controversy or claim relating to this Agreement, or any provision thereof, or any breach or default in the performance of the terms and conditions hereof shall be settled by arbitration in the City of White Plains in accordance with the then-existing arbitration rules promulgated by the AAA. The decision of the arbitrators shall be final and binding on the parties, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

               (ii) In any arbitration proceeding under this Section 9(h), the rights of the parties shall be determined according to the governing law set forth in Section 9(a) above, and the arbitrators shall apply such law.

               (iii) The prevailing party shall be entitled to recover from the non-prevailing party all costs and fees, including reasonable attorney's fees, incurred by such prevailing party in connection with such Dispute.

     As amended and restated hereby, the Employment Agreement is hereby ratified, assumed, approved and affirmed as the legal, valid and binding agreement of the parties hereto.

          IN WITNESS WHEREOF, the Employee has hereunto set the Employee's hand, and the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.



                                    ------------------------------
                                    Beaufort J. B. Clarke

                                    ICON HOLDINGS CORP.



                                    By
                                      ------------------------------
                                    Title:
                                          --------------------------

                                   Exhibit A
                                   ---------

                    ICON HOLDINGS CORP. INCENTIVE BONUS PLAN



     The Company's incentive bonus plan ("Plan") as described herein has been created in order to provide incentive compensation to certain key employees of the Company based on the Company's performance in each of the years 1998, 1999, 2000, 2001 and 2002 (each a "Plan Year"). The amounts distributable under the Plan with respect to a Plan Year is referred to hereinafter as the "Plan Pool."

PARTICIPANTS
------------

     Those employees of the Company eligible for distributions under the Plan are the President, each Executive Vice President, each Senior Vice President and any other officer of the Company designated in writing by the President (each of the foregoing a "Participant").

CALCULATION OF PLAN POOL
------------------------

     In January of each Plan Year the President shall cause the Chief Financial Officer to prepare and present to the Board of Directors for its consideration an estimate of the Company's consolidated net income for the then-occurring Plan Year. The Board shall adopt the estimate submitted to it with such changes the Board may wish to make to such estimate to ensure it is, based on all available information concerning the Company and projected economic conditions, a reasonable estimate of the Company's pretax net income for the then-occurring Plan Year (as adopted by the Board, the "Estimate"). Following the end of the Plan Year in question and upon delivery by the Company's auditors of the Company's audited financial statements for such Plan Year, the Chief Financial Officer shall calculate what percentage the Company's actual consolidated net income ("Plan Year Income") is of the Estimate for such Plan Year ("Plan Percentage"). The Plan Percentage for a Plan Year shall be used to determine the Reference Rate using the table set forth below. The Plan Pool for each Plan Year shall be the product of the applicable Reference Rate and the applicable Plan Year Income.


     Plan Year            Plan Percentage      Reference Rate
     ---------            ---------------      --------------
     1998 and 1999        85% or greater       9.5%
                          76% to 84%           8%
                          66% to 75%           7.125%
                          50% to 65%           6%
                          49% or less          5%


     Plan Year            Plan Percentage      Reference Rate
     ---------            ---------------      --------------
     2000, 2001 and 2002  85% or greater       9%
                          76% to 84%           7.65%
                          66% to 75%           6.75%
                          50% to 65%           5.95%
                          49% or less          4.75%

PLAN POOL DISTRIBUTIONS
-----------------------

     Following the delivery of the Company's audited financial statements for each Plan Year the Chairman shall present to the Board for its approval the amount of the Plan Pool with respect to such Plan Year calculated as set forth above. The Chairman shall also submit to the Board for its approval the Chairman's recommendation as to which percentage of the Plan Pool is to be distributed to each Participant. The Plan Pool distributions shall be paid in cash to each Participant within 5 business days following the Board's approval of such distributions.